UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

TELOS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-8443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 724-3800

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 16, 2006, Ambassador Langhorne A. Motley resigned as a director of the Registrant and as a member of the proxy board (a board set up pursuant to a proxy agreement with respect to capital stock among the Registrant, the Defense Security Service of the United States Department of Defense, and Mr. John R.C. Porter and related entities, the majority shareholders of the Registrant’s Class A Common Stock).

Ambassador Langhorne A. Motley served as the chair of the audit committee of the board of directors, and as a member of the management development and compensation committee and of the transaction committee of the board of directors of the Registrant. Ambassador Motley was also, with Mr. Byers, one of two members of the proxy board. A copy of Ambassador Motley’s notice of resignation is filed as Exhibit 17.1 hereto and incorporated by reference herein. The reasons for his resignation are set out in his resignation letter, and include reference to a recent medical incident coupled with the workload related to the business of the Registrant.

Following its receipt of the resignation of Ambassador Motley on August 16, 2006, the Registrant also received the resignations of Mr. Geoffrey B. Baker, Mr. Malcolm M.B. Sterrett, Mr. Bruce J. Stewart, Mr. Thomas L. Owsley and Mr. Norman P. Byers from the board of the directors of the Registrant. In addition, Mr. Byers also resigned as Chairman of the proxy board.

Mr. Baker served as a member of the management development and compensation committee and the transaction committee of the board of directors. A copy of Mr. Baker’s notice of resignation is filed as Exhibit 17.2 hereto and incorporated by reference herein. Mr. Sterrett served as a member of the audit committee, the nominating and corporate governance committee, and the transaction committee of the board of directors. A copy of Mr. Sterrett’s notice of resignation is filed as Exhibit 17.3 hereto and incorporated by reference herein. The resignation letters of Mr. Sterrett and Mr. Baker are identical, and set forth their reasons for resigning.

Mr. Stewart and Mr. Owsley provided no reason for their resignations. Mr. Stewart and Mr. Owsley served as the members of special litigation committee of the board of directors. A copy of the notices of resignation of Mr. Stewart and Mr. Owsley are filed as Exhibits 17.4 and 17.5, respectively, and incorporated by reference herein.

Mr. Byers served as a member of the audit committee and the nominating and corporate governance committee of the board of directors, and as the chair of the transaction committee of the board of directors. Mr. Byers was also, with Ambassador Motley, one of two members of the proxy board, and was the chair of the proxy board. A copy of Mr. Byers’s notice of resignation is filed as Exhibit 17.6 hereto and incorporated by reference herein. The reasons for his resignation are set out in his resignation letter.

Mr. Baker, Mr. Sterrett and Mr. Byers also stated they were each resigning because of a disagreement with the Registrant on a matter relating to the Registrant’s operations, policies or practices, and required that the Registrant file a form 8-K with regard to their resignation and include a copy of their letter with the filing. The Registrant believes that the following circumstances may have represented the disagreements that might, in whole or in part, caused or contributed to the resignations of Mr. Baker, Mr. Sterrett, and Mr. Byers from the board of directors of the Registrant. The Registrant believes that they may have disagreed with the decision of Mr. David Borland to resign from the audit committee of the board of directors and as Chairman of the management development and compensation committee of the board of directors, but to remain as a director and as a member of the management development and compensation committee. Mr. Borland’s resignation from the audit committee of the board of directors and as the Chairman of the management development and compensation committee of the board of directors of the Registrant was disclosed on a filing on Form 8-K filed on August 21, 2006. The Registrant also believes that they may have disagreed with Mr. John R.C. Porter, the owner of a majority of the Registrant’s Class A Common Stock, over the extent of any asset sale or other strategic transaction that the Registrant might conduct, over their rights and responsibilities to Mr. Porter as the owner of a majority of the Registrant’s Class A Common Stock, and, in the case of Mr. Byers, with regard to his obligations as set forth in the proxy agreement.

The Registrant will, on the day that this filing on Form 8-K is made, furnish a copy of this filing of Form 8-K to the directors whose resignation is addressed in this filing, as required by item 5.02(a)(3)(i) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description of Document
17.1	Notice of Resignation of Ambassador Langhorne A. Motley

17.2	Notice of Resignation of Mr. Geoffrey B. Baker

17.3	Notice of Resignation of Mr. Malcolm M.B. Sterrett

17.4	Notice of Resignation of Mr. Bruce J. Stewart

17.5	Notice of Resignation of Mr. Thomas L. Owsley

17.6	Notice of Resignation of Mr. Norman Byers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

Date: August 22, 2006	By:	/s/ Michele Nakazawa
Michele Nakazawa
Chief Financial Officer